Exhibit 10.36

MANAGEMENT STOCKHOLDER’S AGREEMENT

This Management Stockholder’s Agreement (as it may be amended, modified, restated or supplemented from time to time, this “Agreement”) is entered into as of [           ] among Laureate Education, Inc., a Maryland corporation (the “Company”), Wengen Alberta, Limited Partnership, an Alberta limited partnership (“Parent”), and the undersigned person (the “Management Stockholder”) (the Company, Parent and the Management Stockholder being hereinafter collectively referred to as the “Parties”).  All capitalized terms not immediately defined are hereinafter defined in Section 7(b) of this Agreement.

RECITALS

WHEREAS, pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of June 3, 2007 (as it may be amended, modified, restated or supplemented from time to time, the “Merger Agreement”), by and among Parent, L Curve Sub Inc., a Maryland corporation and a direct subsidiary of Parent (“Merger Sub”) and the Company, and subject to the terms and conditions set forth in the Merger Agreement, Merger Sub on August 17, 2007 (the “Closing Date”) merged with and into the Company (the “Merger”), with the Company surviving the Merger;

WHEREAS, in connection with the Merger, the Investors (as defined herein) contributed certain funds and/or securities to Parent in exchange for limited partnership interests representing, as of the Closing Date, all of the issued and outstanding limited partnership interests of Parent;

WHEREAS, the Management Stockholder has been selected by the Company to receive one or more of the following equity awards pursuant to the terms of the Laureate Education, Inc. 2013 Long-Term Incentive Plan (as it may be amended, modified, restated or supplemented from time to time, the “2013 Plan”):

(a)                                 options to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock,” such options, the “Options”) pursuant to the terms set forth below, the terms of the 2013 Plan and the Stock Option Agreement dated as of the date hereof, entered into by and between the Company and the Management Stockholder (as it may be amended, modified, restated or supplemented from time to time, the “Stock Option Agreement”);

(b)                                 restricted stock units (“RSUs”), each representing the Company’s commitment to issue one share of Laureate’s Common Stock at a future date, pursuant to the terms set forth below, the terms of the 2013 Plan and the terms of the Restricted Stock Unit Agreement dated as of the date hereof, entered into by and between the Company and the Management Stockholder (as it may be amended, modified, restated or supplemented from time to time, the “RSU Agreement”); and/or

(c)                                  performance share units (“PSUs” and together with the Options and the RSUs, the “Equity Awards”), each representing the Company’s commitment to issue one share of

Laureate’s Common Stock at a future date, pursuant to the terms set forth below, the terms of the 2013 Plan and the terms of the Performance Share Unit Agreement dated as of the date hereof, entered into by and between the Company and the Management Stockholder (as it may be amended, modified, restated or supplemented from time to time, the “PSU Agreement” and, together with the Option Agreements and RSU Agreements, the “Equity Agreements”); and

WHEREAS, this Agreement is one of several other agreements (“Other Management Stockholders Agreements”) which concurrently with the execution hereof or in the future will be entered into between the Company and other individuals who are or will be key employees of the Company or one of its subsidiaries (collectively, the “Other Management Stockholders”).

NOW THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the Parties agree as follows:

1.              Issuance of Equity Awards.

(a)         Subject to the terms and conditions hereinafter set forth and as set forth in the 2013 Plan, the Company is granting to the Management Stockholder Equity Awards, which will entitle the Management Stockholder the right to acquire the number of shares of Common Stock in accordance with the terms set forth in such Management Stockholder’s Equity Agreement(s) which the Parties shall execute and deliver to each other concurrently with the grant of such Equity Awards.

2.              Management Stockholder’s Representations, Warranties and Agreements.

(a)         The Management Stockholder agrees and acknowledges that he will not, directly or indirectly, gift, offer, transfer, sell, assign, pledge, hypothecate, encumber or otherwise dispose of, whether for or without consideration, and whether voluntary, involuntary or by operation of law (any of the foregoing acts being referred to herein as a “Transfer”) Common Stock acquired and/or held by the Management Stockholder as of or after the date hereof or acquired upon exercise of the Options or the vesting of the RSUs and/or PSUs granted to the Management Stockholder pursuant to the Equity Award Agreement(s) dated as of the date hereof (collectively, the “Stock”), except as provided in this Section 2(a) and Section 3 hereof.  If the Management Stockholder is an Affiliate of the Company, the Management Stockholder also agrees and acknowledges that he or she will not Transfer any shares of the Stock unless:

(i)  the Transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Securities Act”), and in compliance with applicable provisions of state securities laws; or

(ii)  (A) counsel for the Management Stockholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion or other advice, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Securities Act and (B) if the Management Stockholder is a citizen or resident of any country other than the United States, or the Management Stockholder desires to effect any

Transfer in any such country, counsel for the Management Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such Transfer will comply with the securities laws of such jurisdiction.

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following Transfers of Stock are deemed to be in compliance with the Securities Act and this Agreement (including without limitation any restrictions or prohibitions herein) and no opinion of counsel is required in connection therewith: (I) a Permitted Transfer or Transfer made pursuant to Sections 4, 5 or 9 hereof, (II) a Transfer (x) upon the death or Disability of the Management Stockholder to the Management Stockholder’s Estate or (y) to the executors, administrators, testamentary trustees, legatees, immediate family members or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement; provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement, (III) a Transfer made in compliance with the federal securities laws to a Management Stockholder’s Trust; provided that such Transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof as a “Management Stockholder” with respect to the representations and warranties and other obligations of this Agreement; and provided further that it is expressly understood and agreed that if such Management Stockholder’s Trust at any point includes any person or entity other than the Management Stockholder, his spouse (or ex-spouse) or his lineal descendants (including adopted children) such that it fails to meet the definition thereof as set forth in Section 6(b) hereof, such Transfer shall no longer be deemed in compliance with this Agreement and shall be subject to 3(d) below, and (IV) a Transfer made by the Management Stockholder, with the Board’s approval, to the Company or any subsidiary of the Company.

(b)         The certificate (or certificates) representing the Stock, if any, shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE MANAGEMENT STOCKHOLDER’S AGREEMENT BETWEEN LAUREATE EDUCATION, INC. (THE “COMPANY”) AND THE MANAGEMENT STOCKHOLDER NAMED ON THE FACE HEREOF OR THE SALE PARTICIPATION AGREEMENT AMONG SUCH MANAGEMENT STOCKHOLDER AND WENGEN ALBERTA, LIMITED PARTNERSHIP, (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY) AND ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”

(c)          The Management Stockholder acknowledges that he has been advised that (i) the Stock are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a Public Offering and that under the Securities Act (including applicable regulations) the Stock may be resold without registration under the Securities Act only in certain limited circumstances, (ii) a restrictive legend in the form heretofore set forth shall be placed on the certificates (if any)

representing the Stock and (iii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent with respect to the Stock.

(d)         If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Securities Act or otherwise, the Management Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and take any actions requested by the Coordination Committee prior to any such sale (provided that such instructions shall not have a disproportionate adverse impact on any Management Stockholder vis-à-vis any other stockholders of the Company or limited partners of Parent) and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

(e)          The Management Stockholder agrees that, if any shares of the Stock are offered to the public pursuant to an effective registration statement under the Securities Act (other than registration of securities issued on Form S-8, S-4 or any successor or similar form), the Management Stockholder will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement to, or within 180 days after the effective date of such registration statement (except if the underwriters shall require a longer period, but in any event no more than 270 days), unless otherwise agreed to in writing by the Company.

(f)           The Management Stockholder represents and warrants that (i) with respect to the Option Stock, the Management Stockholder has received and reviewed the available information relating to such Stock, including having received and reviewed the documents related thereto, certain of which documents set forth the rights, preferences and restrictions relating to the Options and the Stock underlying the Options and (ii) the Management Stockholder has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company and the business and prospects of the Company which the Management Stockholder deems necessary to evaluate the merits and risks related to the Management Stockholder’s election to receive, the Stock and to verify the information contained in the information received as indicated in this Section 2(f), and the Management Stockholder has relied solely on such information.

(g)          The Management Stockholder further represents and warrants that (i) the Management Stockholder’s financial condition is such that the Management Stockholder can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for the Management Stockholder’s current needs and personal contingencies, (ii) the Management Stockholder can afford to suffer a complete loss of his or her investment in the Stock, (iii) the Management Stockholder understands and has taken cognizance of all risk factors related to the purchase of, or election to receive, the Stock, (iv)  the Management Stockholder’s knowledge and experience in financial and business matters are such that the Management Stockholder is capable of evaluating the merits and risks of the Management Stockholder’s purchase of, or election to receive, the Stock as contemplated by this Agreement, and (v) if the box next to the Management Stockholder’s signature is checked, the Management Stockholder is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

3.              Transferability of Stock and Equity Awards.

(a)         Prior to the consummation of the Initial Public Offering, the Management Stockholder may only Transfer shares of Stock in compliance with Section 4.

(b)         Notwithstanding anything to the contrary herein, Equity Awards shall not be Transferable except, in the case of Equity Awards, as expressly provided in the applicable Equity Award Agreement.

(c)          No Transfer of any such Stock or Equity Awards in violation hereof shall be made or recorded on the books of the Company and any such Transfer shall be void ab initio and of no effect.

(d)         Notwithstanding anything to the contrary herein, Parent may, at any time and from time to time, waive the restrictions on Transfers contained in Section 3(a), whether such waiver is made prior to or after the transferee has effected or committed to effect the Transfer, or has notified the Investors of such Transfer or commitment to Transfer.  Any Transfers made pursuant to such waiver or which are later made subject to such a waiver shall, as of the date of the waiver and at all times thereafter, not be deemed to violate any applicable restrictions on Transfers contained in this Agreement.

4.              Right of First Refusal.

(a)         If, prior to the earlier to occur of a Change of Control or consummation of the Initial Public Offering, the Management Stockholder proposes to Transfer any or all of the Management Stockholder’s Stock, as permitted by this Agreement, to a third party (any proposal a “Proposed Sale” and any such third party, the “ROFR Transferee”) (other than any Transfer (i) pursuant to clauses (II), (III) or (IV) of Section 2(a), to the extent made to a third party, (ii) pursuant to a Permitted Transfer of the type described in clauses (i), (iii) or (iv) thereof or (iii) to a limited partner of Parent or an Affiliate of such limited partner and otherwise in accordance with this Agreement), the Management Stockholder (the “Selling Management Stockholder”) shall notify the Company in writing of the Management Stockholder’s intention to Transfer such Stock (such written notice, a “ROFR Notice”).  The ROFR Notice shall include a true and correct description of the number of shares of Stock to be Transferred and the material terms of such proposed Transfer and a copy of any proposed documentation to be entered into with any ROFR Transferee in respect of such Transfer) and shall contain an irrevocable offer to sell such Stock to the Company and the Founder ROFR Holders (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the ROFR Notice.  Upon receipt of the ROFR Notice, the Company shall provide a copy thereof to the Founder ROFR Holders.

(b)         The Company and the Founder ROFR Holders, at any time within ten (10) Business Days after the date of the receipt by the Company and the Founder ROFR Holders of the ROFR Notice:

(i)             with respect to all Stock covered by an ROFR Notice, the Founder ROFR Holders shall have the have the right and option to purchase up to the Founder ROFR Percentage of the Stock covered by the ROFR Notice; and

(ii)          the Company and/or any subsidiary, third party or Affiliate designated by the Company, shall have the right and option to purchase any Stock covered by the ROFR Notice not purchased by the Founder ROFR Holders pursuant to Section 4 (b)(i); and

(iii)        the Founder ROFR Holders shall again have the right and option to purchase any Stock covered by the ROFR Notice not already purchased by the Founder ROFR Holders pursuant to Section 4(b)(i) or the Company pursuant to Section 4(b)(ii).

in each such case at the minimum price at which the Management Stockholder proposes to Transfer such Stock to any ROFR Transferee and otherwise on the same terms and conditions of the Proposed Sale (or, if the Proposed Sale includes any consideration other than cash, then, at the sole option of such purchaser, at the equivalent all cash price, determined in good faith by the Company taking into account the value of the property), by delivering a certified bank check or checks in the appropriate amount (or by wire transfer of immediately available funds, if the Selling Management Stockholder provides wire transfer instructions) and any such non-cash consideration to be paid to the Selling Management Stockholder at the principal office of the Company against delivery of certificates or other instruments representing the Stock so purchased, appropriately endorsed by the Selling Management Stockholder.  If at the end of the ten (10) Business Day period, the Company and the Founder ROFR Holders have not, in the aggregate, exercised the right to purchase all of the Stock covered by the ROFR Notice in the manner set forth above, the Selling Management Stockholder may, during the succeeding 30-day period, sell not less than all of the Stock covered by the Proposed Sale to the ROFR Transferee in the Proposed Sale on terms no less favorable to the Selling Management Stockholder than those contained in the ROFR Notice.  Promptly after such sale, the Selling Management Stockholder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company.  If, at the end of such 30 day period, the Selling Management Stockholder has not completed the sale of such Common Stock as aforesaid, all of the restrictions on sale, Transfer or assignment contained in this Agreement shall again be in effect with respect to such Stock.

5.                                          The Company’s Option to Purchase Stock and Equity Awards of the Management Stockholder Upon Certain Events.

(a)         Call Events.  If the Management Stockholder Entities effect a transfer of Stock (or Equity Awards) that is prohibited under this Agreement (or the Equity Award Agreements, as applicable), after notice from the Company of such impermissible transfer and a reasonable opportunity to cure such transfer which is not so cured (a “Call Event”), then:

A.            With respect to Stock, the Company may purchase all or any portion of the shares of Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to the lesser of (x) the Base Price (or other applicable price paid by such Management Stockholder Entities for such Stock and in the case of Stock issued upon the vesting of RSUs and PSU, such Base Price shall be considered to be zero) and (y) the Fair Market Value on the Repurchase Calculation Date;

B.            With respect to any vested Options, all vested Options shall be terminated and cancelled without any payment therefor after the occurrence of a Call Event, upon the purchase of any Stock by the Company pursuant to paragraph A above; and

C.            In addition, and for the avoidance of doubt, upon a Call Event all unvested Equity Awards shall be terminated and cancelled without any payment therefor.

(b)         Call Notice.  The Company shall have a period (the “Call Period”) of one hundred eighty (180) days from the date of any Call Event (or, if later, the date after discovery of, and the applicable cure period for, an impermissible Transfer constituting a Call Event) in which to give notice in writing to the Management Stockholder of its election to exercise its rights and obligations pursuant to this Section 5 (“Repurchase Notice”).  The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company no later than the fifteenth business day after the giving of the Repurchase Notice.  The applicable Repurchase Price (including any payment with respect to the Options as described in this Section 5) shall be paid by delivery to the applicable Management Stockholder Entities of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents canceling the Options so terminated, appropriately endorsed or executed by the applicable Management Stockholder Entities or any duly authorized representative.

(c)          Use of Note to Satisfy Call Payment.  Notwithstanding anything in this Section 5 to the contrary, (i) if there exists and is continuing a default or an event of default on the part of the Company or any subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money, (ii) the repurchase referred to in Section 5(a) above would result in a default or an event of default on the part of the Company or any affiliate of the Company under any such agreement referred to in clause (i), (iii) the Board determines in good faith that the repurchase referred to in Section 5(a) would cause significant harm to the short term liquidity needs of the Company, (iv) all or any portion of the proceeds required to effect the repurchase referred to in Section 5(a) are not available for borrowing by the Company under any such agreement referenced in clause (i) or (v) a repurchase referred to in Section 5(a) would reasonably be expected to be prohibited by under the Maryland General Corporation Law (“MGCL”) or any federal or state securities laws or regulations (or if the Company reincorporates in another state, the business corporation law of such state) (each such occurrence being an “Event”), the Company will, to the extent it has exercised its rights to purchase Stock or Options pursuant to this Section 5, in order to complete the purchase of any Stock or Options pursuant to this Section 5, deliver to the applicable Management Stockholder Entities a cash payment for any amounts payable pursuant to this Section 5 that would not cause an Event and (ii) a note having the same terms as that provided in Section 5(c) above with a principal amount equal to the amount payable but not paid in cash pursuant to this Section 5 due to the Event.  Notwithstanding the foregoing, if an Event exists and is continuing for ninety (90) days from the date of the Call Event, the Management Stockholder Entities shall be permitted by written notice to cause the Company to rescind any Repurchase Notice with respect to that portion of the Stock repurchased by the Company from the Management Stockholder Entities pursuant to this Section 5 with the note described in the foregoing sentence; provided that, upon such rescission, such repurchase shall be immediately rescinded and such note shall be immediately canceled without any action on the part of the Company or the Management Stockholder Entities and, notwithstanding anything herein or in such note to the contrary, the Company shall have no obligation to pay any amounts of principal or interest thereunder; provided, further that the Company shall have another thirty (30) days from the date the Event ceases to exist to give another Repurchase Notice on the terms applicable to the first Repurchase Notice.

(d)         Effect of Accounting Principles.  Notwithstanding anything set forth in Section 5 to the contrary, in the event that it is determined by the Board that any of the provisions of Section 5 would result in any of the Stock or Equity Awards being classified as a liability as contemplated by FASB Statement No. 123R, Share-Based Payment, including any amendments and interpretations thereto, then the following terms shall apply:

(i) Any shares of Stock that are to be purchased by the Company pursuant to Section 5 may only be so purchased if and when such shares have been held by the applicable Management Stockholder Entities for at least six months; and

(ii) With respect to any exercisable Options, upon the occurrence of a Call Event, the Management Stockholder Entities may be required by the Company to elect, in accordance with the terms of the relevant Stock Option Agreement, to receive from the Company, on one occasion, in exchange for all of the exercisable Options then held by the applicable Management Stockholder Entities, if any, a number of shares of Stock equal to the quotient of (x) the product of (A) the excess, if any, of the Fair Market Value over the Option Exercise Price and (B) the number of shares then acquirable on exercise, divided by (y) the Fair Market Value, which Options shall be terminated in exchange for such payment of shares of Stock (such shares of Stock, the “Net Settled Stock”).  (In the event the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable Options shall be automatically terminated without any payment in respect thereof.)  Upon the occurrence of such net settlement of all exercisable Options, the Call Period shall be deemed to be the period that is 30 days following the date that is six months after the receipt by the applicable Management Stockholder Entities of the Net Settled Stock, during which time the Company may, on delivery of Repurchase Notice, purchase all or any portion of the Net Settled Stock held by the applicable Management Stockholder Entities, at a per share price equal to the applicable Repurchase Price for Option Stock identified in Section 5.

(e)          Effect of Change in Control.  Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of the Company which has arisen prior to the occurrence of a Change in Control, this Section 5 shall terminate and be of no further force or effect upon the occurrence of such Change in Control.

6.              Adjustment of Repurchase Price; Definitions.

(a)         Adjustment of Repurchase Price.  In determining the applicable repurchase price of the Stock and Options, as provided for in Section 5 above, appropriate adjustments shall be made for any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding shares of Stock in order to maintain, as nearly as practicable, the intended operation of the provisions of Section 5.

(b)         Definitions.  All capitalized terms used in this Agreement and not defined herein shall have such meaning as such terms are defined in the Option Plan.  Terms used herein and as listed below shall be defined as follows:

“Affiliate” shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such Person.  For purposes hereof, “control” or any other form thereof, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Board” shall mean the board of directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of New York are authorized by law to close.

“Call Events” shall have the meaning set forth in Section 5 (a) hereof.

“Call Period” shall have the meaning set forth in Section 5(b) hereof.

“Cause” shall mean (i) gross negligence or willful malfeasance by the Management Stockholder in connection with the performance of his or her duties with respect to the Company and its subsidiaries; (ii) conviction of, or pleading guilty or nolo contendere to any felony; (iii) theft, embezzlement, fraud or other similar conduct by the Management Stockholder in connection with the performance of his or her duties with the Company and its subsidiaries; and (iv) a willful and material breach of any other applicable agreements with the Company and its subsidiaries including, without limitation, engaging in any action in breach of any applicable restrictive covenants.

“Change in Control” shall mean (a) the first to occur of any of the following: (i) the sale of all or substantially all of the assets of Parent or the Company, as applicable, to a Person or (ii) a sale by Parent, any Securityholder (as defined in the Securityholders Agreement), or any of their respective Affiliates, to a Person that results in more than 50% of the total equity interests of Parent or of the Company, as applicable, being held by a Person, which may include any

Securityholder (as defined in the Securityholders Agreement) or any of their respective Affiliates; provided, however, that in no event shall any relationship among any Securityholder (as defined in the Securityholders Agreement) created by the occurrence of the consummation of the transactions contemplated by the Merger (including the Securityholders Agreement and the organizational documents of Parent and its general partner) be deemed to, de facto, create a Group for purposes of this clause (a); and (b) in the case of the occurrence of an event identified in clause (a), also results in any Person that acquired more than 50% of the total equity interests of Parent,  or the Company, as applicable, having the ability to appoint a majority of the applicable board of directors.

“Closing Date” shall have the meaning set forth in the recitals to this Agreement.

“Common Stock” shall have the meaning set forth in the recitals to this Agreement.

“Company” shall have the meaning set forth in the introductory paragraph.

“Confidential Information” shall mean all non-public information concerning trade secret, know-how, software, developments, inventions, processes, technology, designs, the financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media, including any of the in forth in the Merger Agreement.

“Event” shall have the meaning set forth in Section 5(c) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any successor section thereto).

“Exercisable Option Shares” shall mean the shares of Common Stock that, at the time that Redemption Notice or Repurchase Notice is delivered (as applicable), could be purchased by the Management Stockholder upon exercise of his or her outstanding and exercisable Options.

“Fair Market Value” shall mean on a per Share basis, (i) if there is a public market for the Shares on such date, the average of the high and low closing bid prices of the Shares on such stock exchange on which the Shares are principally trading on the applicable date, or, if there were no sales on such date, on the closest preceding date on which there were sales of Shares, or (ii) if there is no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Board, which determination shall take into account an appraisal of the fair market value of the Shares conducted by Duff & Phelps (or such other nationally recognized appraisal firm as the Board may select), which appraisal shall be conducted at least annually.

“Founder ROFR Holders” means Douglas L. Becker and Steven M. Taslitz, acting together.

“Founder ROFR Percentage” means, as of any time, the fraction, the numerator of which is the number Series A-1 Interests (as defined in the Partnership Agreement) held, in the aggregate, by the Founder ROFR Holders, The Irrevocable BBHT II IDGT, Irrevocable Grantor Retained Annuity Trust No. 11 and KJT Gift Trust and the denominator of which is the total number of units of Series A-1 Interests (as defined in the Partnership Agreement).

“General Partner” shall mean Wengen Investments Limited.

“Good Reason” shall mean, without the consent of the Management Stockholder: (i) a reduction in base salary (other than a general reduction in base salary that affects all similarly situated employees); (ii) a substantial diminution in the Management Stockholder’s title, duties and responsibilities, other than any isolated, insubstantial and inadvertent failure by the Company or its subsidiaries that is not in bad faith; or (iii) a transfer of the Management Stockholder’s primary workplace by more than fifty (50) miles from his or her current workplace;  provided, however, in any event that if such conduct is cured within ten (10) business days after the Management Stockholder gives the Company notice of such event it shall not constitute Good Reason.

“Group” shall mean “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Initial Public Offering” means the initial firm commitment underwritten offering of Common Stock to the public pursuant to an effective registration statement (other than Form S-4 or Form S-8 or any similar or successor form) filed under the Securities Act or any comparable law or regulatory scheme of any foreign jurisdiction.

“Investors” shall mean the Persons listed in Appendix 2 of the Partnership Agreement, and each other Person who, in accordance with the terms of the Partnership Agreement, hereafter executes a separate agreement to be bound by the terms thereof and is added to such appendix.

“Management Stockholder” shall have the meaning set forth in the introductory paragraph.

“Management Stockholder Entities” shall mean the Management Stockholder’s Trust, the Management Stockholder and the Management Stockholder’s Estate, collectively.

“Management Stockholder’s Estate” shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of the Management Stockholder.

“Management Stockholder’s Trust” shall mean a partnership, limited liability company, corporation, trust, private foundation or custodianship, the beneficiaries of which may include only the Management Stockholder, his or her spouse (or ex-spouse) or his or her lineal descendants (including adopted) or, if at any time after any such Transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

“Merger” shall have the meaning set forth in the recitals to this Agreement.

“Merger Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Merger Sub” shall have the meaning set forth in the recitals to this Agreement.

“MGCL” shall have the meaning set forth in Section 5(c) hereof.

“Net Settled Stock” shall have the meaning set forth in Section 5(d)(ii) hereof.

“Options” shall have the meaning set forth in the recitals to this Agreement.

“Option Excess Price” shall mean the aggregate amount paid or payable by the Company in respect of Exercisable Option Shares, as determined pursuant to Section 5 hereof.

“Option Exercise Price” shall mean the then-current exercise price of the shares of Common Stock covered by the applicable Option.

“Option Plan” shall have the meaning set forth in the recitals to this Agreement.

“Option Stock” shall have the meaning set forth in Section 2(a) hereof.

“Other Management Stockholders” shall have the meaning set forth in the recitals to this Agreement.

“Other Management Stockholders Agreements” shall have the meaning set forth in the recitals to this Agreement.

“Parent” shall have the meaning set forth in the introductory paragraph.

“Parties” shall have the meaning set forth in the introductory paragraph.

“Partnership Agreement” shall mean the Amended and Restated Limited Partnership Agreement of Wenger Alberta, Limited Partnership, dated as of July 11, 2007, as it may be amended, modified, restated or supplemented from time to time.

“Permitted Transfer” shall mean (i) Transfers permitted by Section 5; (ii) Transfers permitted by clauses (II) or (III) of Section 2(a); (iii) a sale of shares of Common Stock pursuant to an effective registration statement under the Securities Act filed by the Company upon the proper exercise of registration rights of such Management Stockholder under Section 8 (excluding any registration on Form S-8, S-4 or any successor or similar form); (iv) Transfers permitted pursuant to the Sale Participation Agreement (as defined in Section 6(b));  (v) Transfers permitted by the Board or (vi) Transfers to Parent or its designee.

“Person” shall mean an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof, or any group consisting of one or more of the foregoing.

“Piggyback Notice” shall have the meaning set forth in Section 8(b) hereof.

“Piggyback Registration Rights” shall have the meaning set forth in Section 8(a) hereof.

“Proposed Registration” shall have the meaning set forth in Section 8(b) hereof.

“Proposed Sale” shall have the meaning set forth in Section 4(a).

“Public Offering” shall mean the sale of Common Stock to the public pursuant to an effective Registration Statement (other than Form S-4 or Form S-8 or any similar or successor form) filed under the Securities Act or any comparable law or regulatory scheme of any foreign jurisdiction.

“Purchased Stock” shall have the meaning set forth in the recitals to this Agreement.

“Registrable Securities” shall have the meaning set forth in Section 8(a) hereof.

“Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of July 11, 2007, by and among Parent, the General Partner and each of the parties thereto, as it may be amended, modified, restated or supplemented from time to time.

“Repurchase Calculation Date” shall mean the date on which a repurchase occurs.

“Repurchase Notice” shall have the meaning set forth in Section 5(c) hereof.

“Repurchase Price” shall mean the amount to be paid in respect of the Stock and Options to be purchased by the Company pursuant to Section 5.

“Request” shall have the meaning set forth in Section 8(b) hereof.

“Restricted Group” shall mean, collectively, the Company, its subsidiaries, the Investors and their respective affiliates.

“ROFR Notice” shall have the meaning set forth in Section 4(a) hereof.

“ROFR Transferee” shall have the meaning set forth in Section 4(a) hereof.

“Sale Participation Agreement” shall mean that certain sale participation agreement entered into by and between the Management Stockholder and Parent dated as of the date hereof, as it may be amended, modified, restated or supplemented from time to time.

“SEC” shall mean the Securities and Exchange Commission.

“Securityholders Agreement” shall mean that certain Securityholders Agreement dated July 11, 2007, among Parent, the General Partner, Douglas L. Becker and the other parties appearing on the signature pages thereto, as it may be amended, modified, restated or supplemented from time to time.

“Securities Act” shall have the meaning set forth in Section 2(a)(i) hereof.

“Selling Management Stockholder” shall have the meaning set forth in Section 4(a) hereof.

“Stock” shall have the meaning set forth in Section 2(a) hereof.

“Stock Option Agreements” shall have the meaning set forth in the recitals to this Agreement.

“Transfer” shall have the meaning set forth in Section 2(a) hereof.

7.              The Company’s Representations and Warranties and Covenants.

(a)         The Company represents and warrants to the Management Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms and (ii) the Stock, when issued and delivered in accordance with the terms hereof and the other agreements contemplated hereby, will be duly and validly issued, fully paid and nonassessable.

(b)         If the Company becomes subject to the reporting requirements of Section 12 of the Exchange Act, the Company will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Management Stockholder to sell shares of Stock, subject to compliance with the provisions hereof (including requirements of the Coordination Committee) without registration under the Exchange Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC.  Notwithstanding anything contained in this Section 7(b), the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available.  Nothing in this Section 7(b) shall be deemed to limit in any manner the restrictions on Transfers of Stock and Equity Awards contained in this Agreement.

8.              “Piggyback” Registration Rights.  Effective after the occurrence of the Initial Public Offering:

(a)         The Parties agree to be bound, with respect to the Management Stockholders who are provided such rights pursuant to this Section 8, by all of the terms, conditions and obligations of the Registration Rights Agreement (including, without limitation, with respect to obligations as to indemnification and/or contribution) as they relate to the exercise of piggyback registration rights as provided in Sections 4, 6, 7, 8 and 11 (provided, however, that Section 11(l) shall not apply to any Management Stockholders)  of the Registration Rights Agreement (the “Piggyback Registration Rights”), as in effect on the date hereof (subject, with respect to any such Management Stockholder provided Piggyback Registration Rights, to any amendments thereto to which such Management Stockholder has agreed to be bound or which are effected in accordance with the terms thereof), and, if any of the Investors are directly or indirectly selling stock or having stock sold on their behalf, shall have all of the rights and privileges of the Piggyback Registration Rights (including, without limitation, any rights to indemnification and/or contribution from the Company and/or the Investors), in each case as if the Management Stockholder were an original party (other than the Company) to the Registration Rights Agreement, subject to applicable and customary underwriter restrictions; provided, however, for the avoidance of doubt, that at no time shall the Management Stockholder have any rights to request registration under Section 3 of the Registration Rights Agreement.  Following the Initial Public Offering, all Stock purchased or held by the applicable Management Stockholder Entities pursuant to this Agreement shall be deemed to be “Registrable Securities” as defined in the Registration Rights Agreement.

(b)         In the event of a sale of Common Stock by any of the Investors in accordance with the terms of the Registration Rights Agreement, the Company will promptly notify each Management Stockholder, in writing (a “Piggyback Notice”) of any proposed registration (a “Proposed Registration”), which Piggyback Notice shall include: the principal terms and conditions of the proposed registration, including (A) the number of shares of Common Stock to be sold, (B) the fraction, expressed as a percentage, determined by dividing the number of shares of Common Stock to be sold by the holders of Registrable Securities by the total number of shares of Common Stock held by the holders of Registrable Securities selling shares of Common Stock, (C) the proposed per share purchase price (or an estimate thereof), and (D) the proposed date of sale.  If within fifteen (15) days of the receipt by the Management Stockholder of such Piggyback Notice, the Company receives from the applicable Management Stockholder a written request (a “Request”) to register shares of Stock held by the applicable Management Stockholder Entities (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Management Stockholder and the Company), shares of such Stock will be so registered as provided in this Section 8; provided, however, that for each such registration statement only one Request, which shall be executed by the applicable Management Stockholder Entities, may be submitted for all Registrable Securities held by the applicable Management Stockholder Entities.

(c)          The maximum number of shares of Stock which will be registered pursuant to a Request will be the lowest of (i) the number of shares of Stock then held by the Management Stockholder Entities, including all shares of such Stock which the Management Stockholder Entities are then entitled to acquire under an unexercised Option to the extent then exercisable, multiplied by a fraction, the numerator of which is the aggregate number of shares of Common Stock being sold by holders of Registrable Securities and the denominator of which is the aggregate number of shares of Common Stock owned by the holders of Registrable Securities or (ii) the maximum number of shares of Common Stock which the Company can register in connection with such Request in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata as more fully described in subsection (d) of this Section 8 or (iii) the maximum number of shares of Stock which the Management Stockholder (pro rata based upon the aggregate number of shares of such Stock the Management Stockholders have requested to be registered) is permitted to register under the Piggyback Registration Rights, in any event subject to reduction as provided in subsection (d) of Section 9.

(d)         If a Proposed Registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Common Stock requested to be included in the Proposed Registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the shares of Stock offered in such Public Offering as contemplated by the Company, then, unless the managing underwriter advises that marketing factors require a different allocation, the number of shares of Stock which the Management Stockholders will be entitled to include will be reduced in accordance with Section 3 or 4 of the Registration Rights Agreement, as applicable, which the Company will include in the Proposed Registration (i) first, 100% of the shares of Common Stock the Company proposes to sell and (ii) second, to the extent of the number of shares of Common Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Common Stock which the selling holders of Registrable Securities, the Management Stockholders and all Other Management Stockholders and any other Persons who are entitled to piggyback or incidental registration rights in respect of Common Stock (together, the “Holders”) have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Common Stock or other Registrable Securities then held by each such Holder (including upon exercise of all exercisable Options) (provided that any shares thereby allocated to any such Holder that exceed such Holder’s request will be reallocated among the remaining requesting Holders in like manner).

(e)          Upon delivering a Request a Management Stockholder having Piggyback Registration Rights pursuant to clause (b) of this Section 8 will, if requested by the Company, execute and deliver a custody agreement and power of attorney having customary terms and in form and substance reasonably satisfactory to the Company with respect to the shares of Stock to be registered pursuant to this Section 8 (a “Custody Agreement and Power of Attorney”).  The Custody Agreement and Power of Attorney will provide, among other things, that the Management Stockholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (to the extent applicable) representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Management Stockholder’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Management Stockholder’s behalf with respect to the matters specified therein.

(f)           The Management Stockholder agrees that he will execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section 8, including reasonable and customary lock-up agreements.

(g)          Notwithstanding Section 11(l) of the Registration Rights Agreement, this Section 8 will terminate on the earlier of (i) the occurrence of a Change in Control and (ii) with respect to each Management Stockholder, on the date on which such Management Stockholder ceases to own any Registrable Securities.

9.              Covenant Regarding 83(b) Election.  Except as the Company may otherwise agree in writing, the Management Stockholder hereby covenants and agrees that the Management Stockholder will make an election provided pursuant to Treasury Regulation Section 1.83-2 with respect to any Stock that is acquired by the Management Stockholder that is subject to this Agreement and the Option Stock acquired on exercise of any Options; and the Management Stockholder further covenants and agrees that he or she will furnish the Company with copies of the forms of election the Management Stockholder files within thirty (30) days after each exercise of the Management Stockholder’s Options and with evidence that each such election has been filed in a timely manner.

10.       Rights to Negotiate Repurchase Price.  Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing, redeeming or otherwise acquiring for value shares of Stock or Equity Awards from the Management Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in writing between the Parties, whether or not at the time of such purchase, redemption or acquisition circumstances exist which specifically grant the Company the right to purchase, or the Management Stockholder the right to sell, shares of Stock or any Equity Awards under the terms of this Agreement; provided that no such purchase, redemption or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption or acquisition shall be entered into, without the prior approval of the Board.

11.       Notice of Change of Beneficiary.  Immediately prior to any Transfer of Stock, as permitted under this Agreement, to a Management Stockholder’s Trust, the Management Stockholder shall provide the Company with a copy of the instruments creating the Management Stockholder’s Trust and with the identity of the beneficiaries of the Management Stockholder’s Trust.  The Management Stockholder shall notify the Company as soon as practicable prior to any change in the identity of any beneficiary of the Management Stockholder’s Trust.

12.       Recapitalizations, etc.  The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock or the Equity Awards, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock or the Equity Awards by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

13.       Management Stockholder’s Employment by the Company.  Nothing contained in this Agreement (a) obligates the Company or any subsidiary of the Company to employ the Management Stockholder in any capacity whatsoever or (b) prohibits or restricts the Company (or any such subsidiary) from terminating the employment of the Management Stockholder at any time or for any reason whatsoever, with or without Cause, and the Management Stockholder hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder’s employment or continued employment by the Company or any subsidiary of the Company.

14.       Binding Effect.  The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.  In the case of a transferee permitted under Section 2(a) or Section 3(a) (other than clauses (iii) or (iv) thereof) hereof, such transferee shall be deemed the Management Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) or Section 3(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.  No provision of this Agreement is intended to or shall confer upon any Person other than the Parties any rights or remedies hereunder or with respect hereto.

15.       Amendment.  This Agreement may be amended by the Company at any time upon notice to the Management Stockholder thereof; provided that any amendment (i) that materially disadvantages the Management Stockholder shall not be effective unless and until the Management Stockholder has consented thereto in writing and (ii) that disadvantages a class of stockholders in more than a de minimis way but less than a material way shall require the consent of a majority of the equity interests held by such affected class of stockholders.

16.       Closing.  Except as otherwise provided herein, the closing of each purchase and sale of shares of Stock pursuant to this Agreement shall take place at the principal office of the Company on the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder.

17.       Applicable Law; Jurisdiction; Arbitration; Legal Fees.

(a)         The laws of the State of Maryland applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity and performance of the terms of this Agreement.

(b)         In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules by a single independent arbitrator.  Such arbitration process shall take place in Baltimore, Maryland.  The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning.  Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(c)          Notwithstanding the foregoing, the Management Stockholder acknowledges and agrees that the Company, its subsidiaries, the Investors and any of their respective affiliates shall be entitled to injunctive or other relief in order to enforce the covenant not to compete, covenant not to solicit and/or confidentiality covenants as set forth in Section 22 of this Agreement.

(d)         In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, each Party shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.

18.       Assignability of Certain Rights by the Company.  The Company shall have the right to assign any or all of its rights to purchase shares of Stock pursuant to Sections 4 and 5 hereof.

19.       Miscellaneous.

(a)         In this Agreement all references to “dollars” or “$” are to United States dollars and the masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

(b)         If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

20.       Withholding.  The Company or its subsidiaries shall have the right to deduct from any cash payment made under this Agreement to the applicable Management Stockholder Entities any federal, state or local income or other taxes required by law to be withheld with respect to such payment, if applicable.

21.       Notices.  All notices, consents, payments, demands and other communications required or permitted for herein shall be in writing and sent by electronic mail (if an address is provided for notice pursuant to this provision) and shall be (a) delivered personally to the Person or to an officer of the Person to whom the same is directed, or (b) sent by electronic mail, facsimile, overnight courier or registered or certified mail, return receipt requested, postage prepaid.  Any notice or other communication hereunder shall be deemed duly delivered, given and received for all purposes as of:  (i) the date so delivered, if delivered personally; (ii) upon receipt, if sent by electronic mail, facsimile or overnight courier; or (iii) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed. All communications shall be sent to such party’s address as set forth below or at such other address or to such other person as the party shall have furnished to each other party in writing in accordance with this provision:

(a)         If to the Company, to it at the following address:

Laureate Education, Inc.
650 South Exeter Street
Baltimore, MD  21202-4382
Attention:  General Counsel
Telecopy:  (410) 843-8544

with copies to:

Wengen Alberta, Limited Partnership

9 West 57th Street, Suite 4200

New York, NY 10019

Attention:  Brian Carroll

Telecopy:  (212) 750-0003

and

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Gary Horowitz, Esq.

Telecopy:  (212) 455-2502

(b)         If to the Management Stockholder, to the Management Stockholder at the address set forth below under the Management Stockholder’s signature; or at such other address as either party shall have specified by notice in writing to the other.

22.       Confidential Information; Covenant Not to Compete; Covenant Not to Solicit.

(a)         In consideration of the Company entering into this Agreement with the Management Stockholder, unless otherwise provided in any employment or severance agreement entered into by and between the Management Stockholder and the Company or any of its subsidiaries (in which case the corresponding provisions therein shall control), the Management Stockholder hereby agrees effective as of the date of the Management Stockholder’s commencement of employment with the Company or its subsidiaries, without the Company’s prior written consent, the Management Stockholder shall not, directly or indirectly:

(i)                                      at any time during or after the Management Stockholder’s employment with the Company or its subsidiaries, disclose or use any Confidential Information pertaining to the business of the Company or any of its subsidiaries or the Investors or any of their respective Affiliates, except when required to perform his or her duties to the Company or one of its subsidiaries, by law or judicial process;

(ii)                                at any time during the Management Stockholder’s employment with the Company or its subsidiaries and for a period of two years thereafter, directly or indirectly, act as a proprietor, investor, director, officer, employee, substantial stockholder, consultant, or partner in any business that directly competes, at the relevant determination date, with the post-secondary business of the Company or any of their respective Affiliates in any geographic area where the Company or its Affiliates manufactures, produces, sells, leases, rents, licenses or otherwise provides products or services,

(iii)                                at any time during the Management Stockholder’s employment with the Company or its subsidiaries and for a period of two years thereafter, directly or indirectly (A) solicit customers or clients of the Company, any of its subsidiaries, the Investors or any of their respective Affiliates to terminate their relationship with the Company, any of its subsidiaries, the Investors or any of their respective Affiliates or otherwise solicit such customers or clients to compete with any business of the Company, any of its subsidiaries, the Investors or any of their respective Affiliates or (B) solicit or offer employment to any person who is, or has been at any time during the twelve (12) months immediately preceding the termination of the Management Stockholder’s employment employed by the Company or any of its Affiliates;

provided that in each of (ii) and (iii) above, such restrictions shall not apply with respect to any Investor or any of their Affiliates that is not engaged in any business that competes, directly or indirectly, with the Company or any of its subsidiaries.  If the Management Stockholder is bound by any other agreement with the Company regarding the use or disclosure of Confidential Information, the provisions of this Agreement shall be read in such a way as to further restrict and not to permit any more extensive use or disclosure of Confidential Information.  Notwithstanding the foregoing, for the purposes of Section 22(a)(ii), the Management Stockholder may, directly or indirectly own, solely as an investment, securities of any Person engaged in the business of the Company or its affiliates which are publicly traded on a national or regional stock exchange or quotation system or on the over-the-counter market if the Management Stockholder (I) is not a controlling person of, or a member of a group which controls, such person and (II) does not, directly or indirectly, own 5% or more of any class of securities of such Person.

(b)         Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area.  Because the Management Stockholder’s services are unique and because the Management Stockholder has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement.  In the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

(c)                                  In the event that the Management Stockholder breaches any of the provisions of Section 22(a), in addition to all other remedies that may be available to the Company, the Management Stockholder shall be required to pay to the Company any amounts actually paid to him or her by the Company in respect of any repurchase by the Company of any Options or Stock held by such Management Stockholder; provided that with respect to Option Stock, the Management Stockholder shall be required to pay to the Company only such amounts, if any, that the Management Stockholder received in excess of the exercise price paid by the Management Stockholder in acquiring such Option Stock, on a net after-tax basis.

23.       Irrevocable Proxy.  In accordance with Section 2-507(d) of the MGCL, each Management Stockholder hereby irrevocably appoints Parent and any authorized representatives and designees thereof as its lawful proxy and attorney-in-fact to exercise with full power in such Management Stockholder’s name and on its behalf such Management Stockholder’s right to vote (or execute a written consent) all of the shares of outstanding Common Stock owned by the Management Stockholder at any regular or special meeting of the stockholders of the Company or in connection with a written consent in lieu of a regular or special meeting of the stockholders of the Company.  Parent and any authorized representatives and designees thereof shall vote (or execute a consent) under this proxy on behalf of each such Management Stockholder in the same manner as Parent votes (or executes a consent) any outstanding shares of Common Stock owned by it at any such regular or special meeting of the stockholders of the Company or in connection with a written consent in lieu of a regular or special meeting of the stockholders of the Company.   This

proxy is irrevocable and is coupled with an interest and shall not be terminable as long as this Agreement remains effective among the parties hereto, their successors, transferees and assigns and, if such Management Stockholder is a natural person, shall not terminate on the disability or incompetence of such Management Stockholder.  The Company is hereby requested and directed to honor this proxy upon its presentation by Parent and any authorized representatives and designees thereof, without any duty of investigation whatsoever on the part of the Company. Each such Management Stockholder agrees that the Company, and the Company’s secretary shall not be liable to such Management Stockholder for so honoring this proxy.

[Signatures on next page.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

LAUREATE EDUCATION, INC.

By:
Name:	Robert W. Zentz
Title:	Senior Vice President, Secretary and General Counsel

WENGEN ALBERTA, LIMITED PARTNERSHIP

By: Wengen Investments Limited, its General Partner

By:
Name:
Title:

[Signature Page for Management Stockholder’s Agreement]

MANAGEMENT STOCKHOLDER:

«FirstName» «LastName»

ADDRESS:

☐ The above-signed represents that he/she is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Act.

[signature page for Management Stockholder’s Agreement]